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EXHIBIT 99.1

PRESS CONTACT:	COMPANY CONTACT:
Heather Kelly	Kelly Reese Lazarus
S&S Public Relations, Inc.	724 Solutions
(719) 634-8274	(805) 884-8306
heather@sspr.com	klazarus@724.com

724 Solutions Announces $8,000,000 Convertible Debt Financing

        Santa Barbara, CA (May 14, 2004) — 724 Solutions (NASDAQ: SVNX; TSX: SVN), today announced that it has arranged a non-brokered private placement of secured convertible promissory notes with Austin Ventures for a total principal amount of USD $8 million.

        The first tranche of the financing involved the issuance of USD $3.0 million of convertible notes and was completed on May 14, 2004. In accordance with the policies of the Toronto Stock Exchange and the NASDAQ National Market, shareholder approval is required to complete the second tranche of the financing.

        Each note has a three (3) year term and carries an interest rate of 2.5% per quarter. Upon shareholder approval and the completion of the second tranche of financing, all outstanding principal and interest is convertible into common shares of 724 Solutions at a conversion price of $3.07 per share. 724 Solutions also agreed to include two nominees from Austin Ventures in any slate of Directors proposed for shareholder approval, and that the Board would now consist of seven Directors.

        "We are pleased that Austin Ventures has demonstrated its continued support of the company," said John Sims, Chief Executive Officer of 724 Solutions. "Austin Ventures is currently the largest shareholder of the company and is one of the most established and largest venture capital firms in the United States. This financing, when coupled with our existing cash reserves and our drive for profitability in the fourth quarter of 2004, means that 724 Solutions will be very capable of executing on the growth opportunities that we see in the mobile data market."

About 724 Solutions

724 Solutions (NASDAQ: SVNX; TSX: SVN) delivers reliable, scalable technology and solutions that allow mobile network operators to rapidly deploy flexible and open next generation IP-based network and data services. Additionally, in conjunction with mobile operator partners, the company provides a series of actionable alerting solutions to enterprises to assist them in lowering operating costs and improving customer relationship management. 724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California. For more information, visit www.724.com.

This press release contains statements of a forward-looking nature. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses will obtain from these services and products, future demand for these services and products, our future operating cash performance and the sufficiency of our cash resources. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including the risk that 724 Solutions will be unable to deploy the solutions and products stated herein, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that the company's restructuring efforts do not result in expense reductions sufficient to allow the company to become profitable when expected, the risk that general economic conditions will not improve, and other risks described in 724 Solutions' Securities and Exchange Commission filings, including its annual report on Form 10-K and its quarterly reports on Form 10-Q. These risks are also described in 724 Solutions' filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

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724 Solutions Announces $8,000,000 Convertible Debt Financing